Exhibit 99.1

CyrusOne Reports Second Quarter 2013 Earnings
37,000 CSF Leased and Revenue Growth of 18%

DALLAS (August 7, 2013) - Global data center service provider CyrusOne Inc, (NASDAQ: CONE), which specializes in providing highly reliable enterprise-class, carrier-neutral data center properties to the Fortune 1000, announced second quarter 2013 earnings today.

Second Quarter Highlights

•
Leased 37,000 colocation square feet, a 19% sequential quarterly increase and almost doubling last year's results, before including a lease signed in July for approximately 19,500 colocation square feet that sells out the San Antonio facility

•	Revenue of $63.6 million - an increase of 18% over the second quarter of 2012

•	Added three of the Fortune 1000 as new customers, bringing total Fortune 1000 customers to 122

•	Successfully launched the CyrusOne National Internet Exchange (IX), as 68% of new leases in the quarter included incremental IX services which increased monthly rent on those leases by 23%

•	Commissioned a new facility in Houston and closed on the acquisitions of three previously leased data centers increasing Net Operating Income from owned facilities to 70%

•	Acquired 22 acres of land for $6.6 million in San Antonio in August for future data center expansion

"CyrusOne's second quarter reflects a continuation of the strong operating and financial performance that we delivered in the first quarter of the year.  We leased 37,000 square feet of space, or about 19% more than we did last quarter and almost 100% higher than last year, which contributed to the 18% year over year increase in organic revenue growth. This is our strongest leasing ever in the first half of a year," said Gary Wojtaszek, president and chief executive officer of CyrusOne. “We are also excited about the launch of our CyrusOne National IX in April, which represents a real paradigm shift in how companies access, manipulate and share their data. The CyrusOne National IX was greatly received by existing and new customers with several customer wins in the quarter solely driven by this new product offering."
Financial Results
Revenue was $63.6 million for the second quarter, compared to $54.0 million for the same period in 2012, or an increase of 18% as organic revenue increased from existing and newer facilities. Leasing activity continues to be robust as enterprise companies increasingly realize the need to outsource their data centers. Operating income improved $10.4 million from the second quarter of 2012 as increased revenue of $9.6 million and an asset impairment charge recorded in 2012 for $13.3 million was partially offset by higher property operating expenses of $6.5 million and higher depreciation and amortization of $5.2 million. Net loss was $6.8 million for the second quarter, compared to a net loss of $9.9 million for the same period in 2012, principally from a $10.4 million increase in operating income partially offset by higher interest expense of $1.1 million, a loss on extinguishment of debt associated with the acquisition of our Austin facility of $1.3 million, and an income tax benefit of $4.6 million from the loss recorded in 2012 when CyrusOne was a C-corporation.
Net operating income (NOI)1 was $39.0 million for the second quarter, compared to $35.9 million in the same period in 2012, an increase of 9%. NOI increased on revenue growth of $9.6 million offset by higher property operating expenses from new facilities and higher expenses at existing facilities associated with power and maintenance costs as well as expenses associated with launching the new interconnection platform.
Adjusted EBITDA2 was $30.8 million for the second quarter, compared to $28.5 million in the same period in 2012, an increase of 8%. This rate of increase was slower than growth in revenue and NOI as CyrusOne made additional investments in sales and marketing to drive sales growth and increased general and administrative expenses to support public company functions, as well as to support the launch of the new interconnection platform. This resulted in an Adjusted EBITDA margin of 48.4% in the second quarter as compared to 52.8% in the same period in 2012.
Normalized Funds From Operations (Normalized FFO)3 was $16.0 million for the second quarter, compared to $20.5 million in the same period in 2012, a decrease of 22%. The company has revised the definition of Normalized FFO to exclude gains or losses on extinguishment of debt as these are non-recurring charges that are not representative of the ongoing operations and performance of the business. The decrease in Normalized FFO was primarily due to a $4.6 million income tax benefit recorded in the second quarter of 2012 when CyrusOne was a C-corporation. Normalized FFO per diluted common share or common share equivalent4 was $0.25 in the second quarter of 2013. Excluding the tax benefit, Normalized FFO would be consistent with prior year.
Adjusted Funds From Operations (AFFO) 5 was $14.8 million for the second quarter, compared to $14.4 million in the same period in 2012, an increase of 3%.

Leasing Activity
CyrusOne leased approximately 37,000 colocation square feet (CSF) or 3.8 MW of power in the second quarter, compared to 19,000 CSF in the same period in 2012. The company added three new Fortune 10006 customers in the period, bringing the total to 122 customers in the Fortune 1000 and 573 customers in total as of June 30, 2013. The weighted average lease term of the new leases based on square footage was 65 months, and approximately 65% of the CSF was leased to metered customers with the remainder leased on a full service basis. Recurring rent churn7 for the second quarter of 2013 was 1.2%, compared to 1.8% for the second quarter of 2012. The CyrusOne National IX, launched at the beginning of the second quarter of 2013, is attracting both new customers and increasing monthly rents as approximately 68% of the new leases this quarter included IX services and increased their monthly average rent by 23%. During the first week of July, the company executed a lease for approximately19,500 CSF with one customer for the San Antonio facility, which is now fully leased including the second data hall which will be completed in the third quarter. In August, the company acquired 22 acres of land in San Antonio for $6.6 million as it plans for the next facility.

Portfolio Utilization and Development
CSF available as of June 30, 2013 were approximately 970,000 across 25 facilities, an increase of approximately 169,000, or 21%, from a year ago. In the second quarter of 2013, the company added 49,000 CSF, including 42,000 CSF commissioned in its new Houston West Facility. CSF were also added in Cincinnati and Dallas. CSF utilization8 for the second quarter was 81%, compared to 85% in the same period in 2012 and consistent with the first quarter of 2013.

In the second quarter, the company completed the purchase of the Industrial Road (Florence), Springer Street (Lombard) and Metropolis Drive (Austin 2) facilities for $28.2 million. These facilities were previously leased with a combined annualized rent9 of $20.5 million for June. As of the end of the second quarter 2013, the company-owned facilities accounted for 70% of the NOI and 77% of CSF respectively. Of the $28.2 million paid for the acquisition of the properties, $8.4 million is presented as capital expenditures in the GAAP cash flow statement with $19.8 million presented as repayment of debt. In addition, the company recorded a loss on extinguishment of debt of $1.3 million on the purchase of the Austin 2 facility.

Balance Sheet and Liquidity

As of June 30, 2013, the company had $525.0 million of long term debt, cash of $267.1 million, and an undrawn $225.0 million senior secured revolving credit facility. With the acquisition of three of the leased facilities in the quarter and regularly scheduled lease payments, the company's capital lease liability decreased by $11.2 million and other financing arrangements decreased by $8.9 million in the period. Net debt10 was $277.7 million as of June 30, 2013, or approximately 17% of the company's total enterprise value or 2.3x Adjusted EBITDA annualized. Available liquidity11 was $492.1 million as of June 30, 2013.
Dividend
On June 4, 2013, the company declared a dividend of $0.16 per share of common stock and common stock equivalents for the second quarter of 2013. The dividend was paid on July 15, 2013 to shareholders of record on June 28, 2013.

Guidance

CyrusOne is reaffirming guidance for the remainder of 2013:

Category	Guidance
Revenue	$260 - $270 million
Adjusted EBITDA	$133 - $137 million
Normalized FFO per diluted common share or common share equivalent*	$1.15 - $1.25
Capital Expenditures
Development	$170 - $180 million
Recurring	$5 - $10 million
Acquisition of Leased Facilities**	$20 - $35 million
Acquisition of Land for Future Development	$20 - $25 million

* Calculated as if all diluted common shares and common share equivalents were issued and outstanding on January 1, 2013.

** Inclusive of all amounts spent on acquisition of leased facilities, including dollars not reported through the capital expenditures captions on the GAAP cash flow statement

The annual guidance provided above represents forward-looking projections, which are based on current economic conditions, internal assumptions about the company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates. Further, the guidance does not include the impact of any future financing, investment or disposition activities.

Upcoming Conferences and Events

•	db Access Technology Conference on September 10-12 in Las Vegas

•	Bank of America Merrill Lynch 2013 Global Real Estate Conference on September 11-12 in New York City

Conference Call Details

CyrusOne will host a conference call on August 7, 2013 at 5:00 PM Eastern Time (4:00 PM Central Time) to discuss its results for the second quarter of 2013. A live webcast of the conference call will also be available on the investor relations page of the company's website at http://investor.cyrusone.com/index.cfm. The conference call dial-in number is 1-877-718-5099, and the international dial-in number is 1-719-325-4770. Passcode for the call is 5199559. A replay will be available one hour after the conclusion of the earnings call on August 7, 2013, until 5:00 PM (ET) on August 21, 2013. The U.S. toll-free replay dial-in number is 1-888-203-1112 and the international replay dial-in number is 1-719-457-0820. Replay passcode is 5199559. An archived version of the webcast will also be available on the investor relations page of the company's website at http://investor.cyrusone.com/index.cfm.

Safe Harbor
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10K report and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income and Net debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cyrusone.com.
1Net Operating Income (NOI) is defined as revenue less property operating expenses. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. CyrusOne has not historically incurred any tenant improvement costs. Our sales and marketing costs consist of salaries and benefits for our internal sales staff, travel and entertainment, office supplies, marketing and advertising costs. General and administrative costs include salaries and benefits of our senior management and support functions, legal and consulting costs, and other administrative costs. Marketing and advertising costs are not property specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio.
2Adjusted EBITDA is defined as net (loss) income as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit costs, loss on sale of receivables to affiliate, restructuring costs, loss on extinguishment of debt, asset impairments and excluding (gain) loss on sale of real estate improvements. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the company's Adjusted EBITDA as presented may not be comparable to others.

3Normalized Funds From Operations (Normalized FFO) is defined as Funds From Operations (FFO) plus transaction costs, including acquisition pursuit costs, transaction-related compensation, and (gain) loss on extinguishment of debt. FFO represents net (loss) income computed in accordance with U.S. GAAP before noncontrolling interests, (gain) loss from sales of real estate improvements, real estate-related depreciation and amortization, amortization of customer relationship intangibles, and real estate and customer relationship intangible impairments. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. CyrusOne's customer relationship intangibles are primarily associated with the acquisition of Cyrus Networks in 2010 and, at the time of acquisition, represented 22% of the value of the assets acquired. The company believes its Normalized FFO calculation provides a comparable measure to others in the industry.
4Normalized FFO per diluted common share or common share equivalent is defined as Normalized FFO divided by the average diluted common shares and common share equivalents outstanding for the quarter, which were approximately 64.7 million for the second quarter of 2013.
5Adjusted Funds From Operations (AFFO) is defined as Normalized FFO plus amortization of deferred financing costs, non-cash compensation, and non-real estate depreciation and amortization, less deferred revenue and straight line rent adjustments, leasing commissions, recurring capital expenditures, and non-cash corporate income tax benefit and expense.
Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI and AFFO as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, AFFO and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, AFFO and Adjusted EBITDA should not be used as measures of liquidity nor as indicative of funds available to fund the company's cash needs, including the ability to make distributions. These measures also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.
6Fortune 1000 customers include subsidiaries whose ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.
7Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of annualized rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

8Utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. Utilization rate differs from percent leased presented in the Data Center Portfolio table because utilization rate excludes office space and supporting infrastructure net rentable square footage and includes CSF for signed leases that have not commenced billing. Management uses utilization rate as a measure of CSF leased.
9Annualized rent represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2013, multiplied by 12. For the month of June 2013, annualized rent was approximately $236.4 million and customer reimbursements were $22.2 million annualized, consisting of reimbursements by customers across all facilities with separately metered power.
10Net debt provides a useful measure of liquidity and financial health. The company defines net debt as long-term debt and capital lease obligations, offset by cash, cash equivalents, and temporary cash investments.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand plus the undrawn capacity on CyrusOne's corporate revolving credit facility.
About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 500 customers, including nine of the Fortune 20 and more than 100 of the Fortune 1000 companies.

CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 25 data centers worldwide.

# # #

Investor Relations:
Idalia Rodriguez or Jamie Lillis
972-350-0060
investorrelations@cyrusone.com

CyrusOne Inc.
Combined Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Change				Change
	2013	2012	$	%	2013	2012	$	%
Revenue	$63.6	$54.0	$9.6	18%	$123.7	$106.1	$17.6	17%
Costs and expenses:
Property operating expenses	24.6	18.1	6.5	36%	44.7	35.4	9.3	26%
Sales and marketing	2.9	1.8	1.1	61%	5.7	3.6	2.1	58%
General and administrative	7.1	5.5	1.6	29%	14.0	10.0	4.0	40%
Transaction-related compensation	—	—	—	n/m	20.0	—	20.0	n/m
Depreciation and amortization	23.0	17.8	5.2	29%	44.7	34.2	10.5	31%
Transaction costs	0.4	0.7	(0.3)	(43)%	0.5	0.7	(0.2)	(29)%
Management fees charged by CBI	—	0.5	(0.5)	n/m	—	1.2	(1.2)	n/m
Loss on sale of receivables to affiliate	—	1.1	(1.1)	n/m	—	2.3	(2.3)	n/m
Asset impairments	—	13.3	(13.3)	n/m	—	13.3	(13.3)	n/m
Total costs and expenses	58.0	58.8	(0.8)	(1)%	129.6	100.7	28.9	29%
Operating income (loss)	5.6	(4.8)	10.4	n/m	(5.9)	5.4	(11.3)	n/m
Interest expense	10.8	9.7	1.1	11%	21.7	20.0	1.7	9%
Loss on extinguishment of debt	1.3	—	1.3	n/m	1.3	—	1.3	n/m
Loss before income taxes	(6.5)	(14.5)	8.0	n/m	(28.9)	(14.6)	(14.3)	98%
Income tax (expense) benefit	(0.3)	4.6	(4.9)	n/m	(0.9)	4.0	(4.9)	n/m
Net loss	(6.8)	(9.9)	3.1	n/m	(29.8)	(10.6)	(19.2)	n/m
Net loss attributed to Predecessor	—	(9.9)	9.9	n/m	(20.2)	(10.6)	(9.6)	n/m
Noncontrolling interest in net loss	4.5	—	4.5	n/m	6.4	—	6.4	n/m
Net loss attributed to common stockholders	$(2.3)	$—	$(2.3)	n/m	$(3.2)	$—	$(3.2)	n/m
Loss per common share - basic and diluted	$(0.12)	n/a			$(0.17)	n/a

CyrusOne Inc.
Combined Balance Sheets
(Dollars in millions)
(Unaudited)

	June 30,	December 31,	Change
	2013	2012	$	%
Assets
Investment in real estate:
Land	$74.6	$44.5	$30.1	68%
Buildings and improvements	778.5	722.5	56.0	8%
Equipment	97.4	52.4	45.0	86%
Construction in progress	48.2	64.2	(16.0)	(25)%
Subtotal	998.7	883.6	115.1	13%
Accumulated depreciation	(208.7)	(176.7)	(32.0)	18%
Net investment in real estate	790.0	706.9	83.1	12%
Cash and cash equivalents	267.1	16.5	250.6	n/m
Rent and other receivables	27.2	33.2	(6.0)	(18)%
Restricted cash	—	6.3	(6.3)	(100)%
Goodwill	276.2	276.2	—	0%
Intangible assets, net	94.1	102.6	(8.5)	(8)%
Due from affiliates	1.6	2.2	(0.6)	(27)%
Other assets	63.6	67.0	(3.4)	(5)%
Total assets	$1,519.8	$1,210.9	$308.9	26%
Liabilities and Equity
Accounts payable and accrued expenses	$30.5	$29.5	$1.0	3%
Deferred revenue	52.8	52.8	—	0%
Due to affiliates	7.7	2.9	4.8	166%
Capital lease obligations	19.8	32.2	(12.4)	(39)%
Long-term debt	525.0	525.0	—	0%
Other financing arrangements	54.0	60.8	(6.8)	(11)%
Other liabilities	28.8	7.6	21.2	n/m
Total liabilities	718.6	710.8	7.8	1%
Shareholders’ Equity / Parent’s net investment:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $.01 par value, 500,000,000 shares authorized and 22,120,237 shares issued and outstanding at June 30, 2013	0.2	—	0.2	n/m
Common stock, $.01 par value, 1,000 shares authorized and 100 shares issued and outstanding at December 31, 2012	—	—	—	n/m
Paid in capital	337.5	7.1	330.4	n/m
Accumulated deficit	(9.7)	—	(9.7)	n/m
Partnership capital	—	493.0	(493.0)	n/m
Total shareholders’ equity / parent’s net investment	328.0	500.1	(172.1)	(34)%
Noncontrolling interests	473.2	—	473.2	n/m
Total Equity	801.2	—	—	n/m
Total liabilities and shareholders’ equity / parent’s net investment	$1,519.8	$1,210.9	$308.9	26%

CyrusOne Inc.
Combined Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012
Revenue	$63.6	$60.1	$58.0	$56.7	$54.0
Costs and expenses:
Property operating expenses	24.6	20.1	20.6	20.0	18.1
Sales and marketing	2.9	2.8	4.0	2.1	1.8
General and administrative	7.1	6.9	5.4	5.3	5.5
Transaction-related compensation	—	20.0	—	—	—
Depreciation and amortization	23.0	21.7	20.4	18.8	17.8
Transaction costs	0.4	0.1	4.4	0.6	0.7
Management fees charged by CBI	—	—	0.4	0.9	0.5
(Gain) loss on sale of receivables to affiliate	—	—	(0.4)	1.3	1.1
Asset impairments	—	—	—	—	13.3
Total costs and expenses	58.0	71.6	54.8	49.0	58.8
Operating income (loss)	5.6	(11.5)	3.2	7.7	(4.8)
Interest expense	10.8	10.9	10.5	11.3	9.7
Loss on extinguishment of debt	1.3	—	—	—	—
Loss before income taxes	(6.5)	(22.4)	(7.3)	(3.6)	(14.5)
Income tax (expense) benefit	(0.3)	(0.6)	0.4	0.7	4.6
Net loss from continuing operations	(6.8)	(23.0)	(6.9)	(2.9)	(9.9)
Gain on sale of real estate improvements	—	—	—	(0.1)	—
Net loss attributed to Predecessor	—	(20.2)	(6.9)	(2.8)	(9.9)
Noncontrolling interest in net loss	4.5	1.9	—	—	—
Net loss attributed to common stockholders	$(2.3)	$(0.9)	$—	$—	$—
Loss per common share - basic diluted	$(0.12)	$(0.05)	n/a	n/a	n/a

CyrusOne Inc.
Combined Balance Sheets
(Dollars in millions)
(Unaudited)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Assets
Investment in real estate:
Land	$74.6	$44.4	$44.5	$41.2	$39.0
Buildings and improvements	778.5	740.7	722.5	666.5	613.6
Equipment	97.4	68.7	52.4	43.2	27.3
Construction in progress	48.2	92.6	64.2	56.6	72.7
Subtotal	998.7	946.4	883.6	807.5	752.6
Accumulated depreciation	(208.7)	(192.1)	(176.7)	(162.9)	(149.6)
Net investment in real estate	790.0	754.3	706.9	644.6	603.0
Cash and cash equivalents	267.1	328.6	16.5	3.2	1.4
Rent and other receivables	27.2	30.0	33.2	—	—
Restricted cash	—	2.6	6.3	10.4	—
Goodwill	276.2	276.2	276.2	276.2	276.2
Intangible assets, net	94.1	98.4	102.6	106.7	110.8
Due from affiliates	1.6	23.2	2.2	9.6	3.8
Other assets	63.6	60.7	67.0	40.1	36.4
Total assets	$1,519.8	$1,574.0	$1,210.9	$1,090.8	$1,031.6
Liabilities and Equity
Accounts payable and accrued expenses	$30.5	$60.3	$29.5	$41.2	$29.2
Deferred revenue	52.8	51.7	52.8	52.1	51.1
Due to affiliates	7.7	8.2	2.9	—	—
Capital lease obligations	19.8	31.0	32.2	38.0	39.3
Long-term debt	525.0	525.0	525.0	—	—
Related party notes payable	—	—	—	612.1	561.5
Other financing arrangements	54.0	62.9	60.8	49.2	48.4
Other liabilities	28.8	18.4	7.6	0.7	1.6
Total liabilities	718.6	757.5	710.8	793.3	731.1
Shareholders’ Equity / Parent’s net investment:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 22,120,237 shares issued and outstanding at June 30, 2013	0.2	0.2	—	—	—
Common stock, $.01 par value, 1,000 shares authorized and 100 shares issued and outstanding at December 31, 2012	—	—	—	—	—
Paid in capital	337.5	335.7	7.1	—	—
Accumulated deficit	(9.7)	(3.9)	—	—	—
Partnership capital	—	—	493.0	297.5	300.5
Total shareholders’ equity / parent’s net investment	328.0	332.0	500.1	297.5	300.5
Noncontrolling interests	473.2	484.5	—	—	—
Total Equity	801.2	816.5	—	—	—
Total liabilities and shareholders’ equity / parent’s net investment	$1,519.8	$1,574.0	$1,210.9	$1,090.8	$1,031.6

CyrusOne Inc.
Reconciliation of Statement of Operations for the Three Months Ended March 31, 2013
(Dollars in millions, except per share amounts)
(Unaudited)

	Predecessor	Successor	Combined
	January 1, 2013 to January 23, 2013	January 24, 2013 to March 31, 2013	Three Months Ended March 31, 2013
Revenue	$15.1	$45.0	$60.1
Costs and expenses:
Property operating expenses	4.8	15.3	20.1
Sales and marketing	0.7	2.1	2.8
General and administrative	1.5	5.4	6.9
Transaction-related compensation	20.0	—	20.0
Depreciation and amortization	5.3	16.4	21.7
Transaction costs	0.1	—	0.1
Total costs and expenses	32.4	39.2	71.6
Operating income (loss)	(17.3)	5.8	(11.5)
Interest expense	2.5	8.4	10.9
Loss before income taxes	(19.8)	(2.6)	(22.4)
Income tax (expense) benefit	(0.4)	(0.2)	(0.6)
Net loss	(20.2)	(2.8)	(23.0)
Net loss attributed to Predecessor	(20.2)	—	(20.2)
Noncontrolling interest in net loss	—	1.9	1.9
Net loss attributed to common stockholders	$—	$(0.9)	$(0.9)
Loss per common share - basic and diluted	n/a	$(0.05)	$(0.05)

CyrusOne Inc.
Reconciliation of Statement of Operations for the Six Months Ended June 30, 2013
(Dollars in millions, except per share amounts)
(Unaudited)

	Predecessor	Successor	Combined
	January 1, 2013 to January 23, 2013	January 24, 2013 to June 30, 2013	Six Months Ended June 30, 2013
Revenue	$15.1	$108.6	$123.7
Costs and expenses:
Property operating expenses	4.8	39.9	44.7
Sales and marketing	0.7	5.0	5.7
General and administrative	1.5	12.5	14.0
Transaction-related compensation	20.0	—	20.0
Depreciation and amortization	5.3	39.4	44.7
Transaction costs	0.1	0.4	0.5
Total costs and expenses	32.4	97.2	129.6
Operating income (loss)	(17.3)	11.4	(5.9)
Interest expense	2.5	19.2	21.7
Loss on extinguishment of debt	—	1.3	1.3
Loss before income taxes	(19.8)	(9.1)	(28.9)
Income tax (expense) benefit	(0.4)	(0.5)	(0.9)
Net loss	(20.2)	(9.6)	(29.8)
Net loss attributed to Predecessor	(20.2)	—	(20.2)
Noncontrolling interest in net loss	—	6.4	6.4
Net loss attributed to common stockholders	$—	$(3.2)	$(3.2)
Loss per common share - basic and diluted	n/a	$(0.17)	$(0.17)

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Loss to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Six Months Ended				Three Months Ended
	June 30,		Change		June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2012	$	%	2013	2013	2012	2012	2012
Net Operating Income
Revenue	$123.7	$106.1	$17.6	17%	$63.6	$60.1	$58.0	$56.7	$54.0
Property operating expenses	44.7	35.4	9.3	26%	24.6	20.1	20.6	20.0	18.1
Net Operating Income (NOI)	$79.0	$70.7	$8.3	12%	$39.0	$40.0	$37.4	$36.7	$35.9
NOI as a % of Revenue	63.9%	66.6%			61.3%	66.6%	64.5%	64.7%	66.5%
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(29.8)	$(10.6)	$(19.2)	n/m	$(6.8)	$(23.0)	$(6.9)	$(2.8)	$(9.9)
Adjustments:
Interest expense	21.7	20.0	1.7	9%	10.8	10.9	10.5	11.3	9.7
Income tax (benefit) expense	0.9	(4.0)	4.9	(123)%	0.3	0.6	(0.4)	(0.7)	(4.6)
Depreciation and amortization	44.7	34.2	10.5	31%	23.0	21.7	20.4	18.8	17.8
Transaction costs	0.5	0.7	(0.2)	(29)%	0.4	0.1	4.4	0.6	0.7
Loss on sale of receivables to affiliate	—	2.3	(2.3)	n/m	—	—	(0.4)	1.3	1.1
Non-cash compensation	3.0	0.9	2.1	n/m	1.8	1.2	0.8	1.7	0.4
Asset impairments	—	13.3	(13.3)	n/m	—	—	—	—	13.3
Loss on extinguishment of debt	1.3	—	1.3	n/m	1.3	—	—	—	—
Gain on sale of real estate improvements	—	—	—	n/m	—	—	—	(0.1)	—
Transaction-related compensation	20.0	—	20.0	n/m	—	20.0	—	—	—
Adjusted EBITDA	$62.3	$56.8	$5.5	10%	$30.8	$31.5	$28.4	$30.1	$28.5
Adjusted EBITDA as a % of Revenue	50.4%	53.5%			48.4%	52.4%	49.0%	53.1%	52.8%

CyrusOne Inc.
Reconciliation of Net Loss to FFO, Normalized FFO, and AFFO
(Dollars in millions)
(Unaudited)

	Six Months Ended				Three Months Ended
	June 30,		Change		June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
	2013	2012	$	%
Reconciliation of Net Loss to FFO and Normalized FFO:
Net income (loss)	$(29.8)	$(10.6)	$(19.2)	n/m	(6.8)	$(23.0)	$(6.9)	$(2.8)	$(9.9)
Adjustments:
Real estate depreciation and amortization	32.8	23.9	8.9	37%	16.9	15.9	15.4	13.6	12.4
Amortization of customer relationship intangibles	8.4	8.1	0.3	4%	4.2	4.2	3.9	4.0	4.0
Real estate impairments	—	11.8	(11.8)	n/m	—	—	—	(0.1)	11.8
Customer relationship intangible impairments	—	1.5	(1.5)	n/m	—	—	—	—	1.5
Gain on sale of real estate improvements	—	—	—	n/m	—	—	—	(0.1)	—
Funds from Operations (FFO)	$11.4	$34.7	(23.3)	n/m	$14.3	$(2.9)	$12.4	$14.6	$19.8
Transaction-related compensation	20.0	—	20.0	n/m	—	20.0	—	—	—
Loss on extinguishment of debt	1.3	—	1.3	n/m	1.3	—	—	—	—
Transaction costs	0.5	0.7	(0.2)	(29)%	$0.4	$0.1	4.4	0.6	0.7
Normalized Funds from Operations (Normalized FFO)	$33.2	$35.4	$(2.2)	(6)%	$16.0	$17.2	$16.8	$15.2	$20.5
Normalized FFO per diluted common share or common share equivalent*	$0.52	n/a	$—	n/m	$0.25	0.27	n/a	n/a	n/a
Reconciliation of Normalized FFO to AFFO:
Normalized FFO	$33.2	$35.4	(2.2)	(6)%	$16.0	$17.2	$16.8	$15.2	$20.5
Adjustments:
Amortization of deferred financing costs	2.3	—	2.3	n/m	1.7	0.6	0.3	—	—
Non-cash compensation	3.0	0.9	2.1	n/m	1.8	1.2	0.8	1.7	0.4
Non-real estate depreciation and amortization	3.5	2.2	1.3	59%	1.9	1.6	1.1	1.2	1.4
Deferred revenue and straight line rent adjustments	(6.0)	(4.0)	(2.0)	50%	(3.7)	(2.3)	(2.3)	(2.0)	(1.7)
Leasing commissions	(3.4)	(2.3)	(1.1)	48%	(2.5)	(0.9)	(1.1)	(1.0)	(0.7)
Recurring capital expenditures	(0.7)	(1.3)	0.6	(46)%	(0.4)	(0.3)	(1.6)	(1.0)	(0.7)
Corporate income tax (benefit)/expense	0.4	(4.4)	4.8	(109)%	—	0.4	(0.5)	(0.9)	(4.8)
Adjusted Funds from Operations (AFFO)	$32.3	$26.5	$5.8	22%	$14.8	$17.5	$13.5	$13.2	$14.4

*	Assumes diluted common shares and common share equivalents were outstanding as of January 1, 2013 for the Three Months Ended March 31, 2013.

CyrusOne Inc.
Market Capitalization Summary and Reconciliation of Net Debt
(Unaudited)
Market Capitalization

	Shares or Equivalents Outstanding	Market Price as of June 30, 2013	Market Value Equivalents (in millions)
Common shares	22,120,237	$20.74	$458.8
Operating Partnership units	42,586,835	$20.74	883.3
Net Debt			277.7
Total Enterprise Value (TEV)			$1,619.8
Net Debt as a % of TEV			17.1%
Net Debt to LQA Adjusted EBITDA			2.3x
Reconciliation of Net Debt

(Dollars in millions)	June 30,	March 31,	December 31,
	2013	2013	2012
Long-term debt	$525.0	$525.0	$525.0
Capital lease obligations	19.8	31.0	32.2
Less:
Cash and cash equivalents	(267.1)	(328.6)	(16.5)
Net Debt	$277.7	$227.4	$540.7

CyrusOne Inc.
Colocation Square Footage (CSF) and Utilization
(Unaudited)

	As of June 30, 2013		As of December 31, 2012		As of June 30, 2012
Market	CSF Capacity (Sq Ft)	% Utilized	CSF Capacity (Sq Ft)	% Utilized	CSF Capacity (Sq Ft)	% Utilized
Cincinnati	400,562	91%	411,730	92%	414,109	91%
Dallas	173,100	84%	171,100	69%	124,214	87%
Houston	230,780	82%	188,602	93%	173,655	95%
Austin	57,078	41%	57,078	32%	57,078	31%
Phoenix	36,222	43%	36,222	0%	—	0%
San Antonio	35,765	67%	35,765	61%	—	0%
Chicago	23,298	53%	23,278	52%	23,278	59%
International	13,200	78%	8,200	52%	8,200	24%
Total Footprint	970,005	81%	931,975	78%	800,534	85%

CyrusOne Inc.
2013 Guidance
(Unaudited)

Full Year 2013
Revenue	$260 - $270 million
Adjusted EBITDA	$133 - $137 million
Normalized FFO per diluted common share or common share equivalent*	$1.15 - $1.25

Capital Expenditures
Development	$170 - $180 million
Recurring	$5 - $10 million
Acquisition of Leased Facilities**	$20 - $35 million
Acquisition of Land for Future Development	$20 - $25 million

*	Calculated as if all diluted common shares and common share equivalents were issued and outstanding as of January 1, 2013.
**	Inclusive of all amounts spent on acquisition of leased facilities, including dollars not reported through the capital expenditures captions on the GAAP cash flow statement.

CyrusOne Inc.
Data Center Portfolio
As of June 30, 2013
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)					Powered Shell Available for Future Development (NRSF)(h)	Available Utility Power (MW)(i)
Facilities	Metropolitan Area	Annualized Rent(b)	Colocation Space (CSF)(c)	Office & Other(d)	Supporting Infrastructure (e)	Total(f)	Percent Leased(g)
Southwest Fwy (Galleria)	Houston	$41,899,002	63,469	17,385	23,202	104,056	92%	—	15
Westway Park Blvd (Houston West)	Houston	37,328,844	112,133	12,735	37,626	162,494	93%	3,000	28
S. State Hwy 121 Business (Lewisville)*	Dallas	36,478,512	108,687	11,399	59,333	179,419	91%	—	20
West Seventh Street (7th St.)***	Cincinnati	33,348,295	193,003	5,744	158,194	356,941	95%	43,000	13
Fujitec Drive (Lebanon)	Cincinnati	19,066,358	65,303	32,484	44,584	142,371	78%	85,000	12
Industrial Road (Florence)	Cincinnati	14,505,365	52,698	46,848	40,374	139,920	94%	—	10
Knightsbridge Drive (Hamilton)*	Cincinnati	11,431,056	46,565	1,077	35,336	82,978	90%	—	5
Midway**	Dallas	6,387,262	9,782	—	—	9,782	100%	—	1
E. Ben White Blvd (Austin 1)*	Austin	6,281,584	16,223	21,376	7,516	45,115	95%	—	5
Parkway (Mason)	Cincinnati	5,941,822	34,072	26,458	17,193	77,723	99%	—	3
Frankford Road (Carrollton)	Dallas	4,156,811	47,366	24,330	36,522	108,218	29%	441,000	20
Metropolis Drive (Austin 2)	Austin	3,409,965	40,855	4,128	18,563	63,546	19%	—	10
Springer Street (Lombard)	Chicago	2,576,796	13,516	4,115	12,230	29,861	57%	29,000	3
Westover Hills Blvd (San Antonio)	San Antonio	2,463,768	35,765	172	27,391	63,328	18%	23,000	10
Marsh Ln.**	Dallas	1,904,247	4,245	—	—	4,245	100%	—	1
Kestral Way (London)**	London	1,864,003	10,000	—	—	10,000	99%	—	1
Goldcoast Drive (Goldcoast)	Cincinnati	1,498,254	2,728	5,280	16,481	24,489	100%	14,000	1
E. Monroe Street (Monroe St.)	South Bend	1,199,855	6,350	—	6,478	12,828	77%	4,000	1
North Fwy (Greenspoint)**	Houston	1,131,363	13,000	1,449	—	14,449	100%	—	1
Bryan St.**	Dallas	1,004,818	3,020	—	—	3,020	58%	—	1
Crescent Circle (Blackthorn)*	South Bend	869,070	3,432	—	5,125	8,557	41%	11,000	1
McAuley Place (Blue Ash)*	Cincinnati	549,636	6,193	6,950	2,166	15,309	71%	—	1
Westway Park Blvd (Houston West#2)	Houston	403,830	42,178	3,065	31,344	76,587	16%	77,000	14
South Ellis Street (Phoenix)	Phoenix	399,720	36,222	36,135	38,411	110,768	20%	76,000	100
Jurong East (Singapore)**	Singapore	309,490	3,200	—	—	3,200	12%	—	1
Total		$236,409,726	970,005	261,130	618,069	1,849,204	75%	806,000	278

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.

***	The information provided for the West Seventh Street (7th St.) property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2013, multiplied by 12. For the month of June 2013, customer reimbursements were $22.2 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From July 1, 2011 through June 30, 2013, customer reimbursements under leases with separately metered power constituted between 7.2% and 9.7% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2013 was $252,020,125. Our annualized effective rent was greater than our annualized rent as of June 30, 2013 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(d)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(e)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(f)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(g)
Percent leased is determined based on NRSF being billed to customers under signed leases as of June 30, 2013 divided by total NRSF. Leases signed but not commenced as of June 30, 2013 are not included. Supporting infrastructure has been allocated to leased NRSF on a proportionate basis for purposes of this calculation.

(h)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(i)	Represents installed power capacity that can be delivered to the facility by the local utility provider. May not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of June 30, 2013
(Dollars in millions)
(Unaudited)

		NRSF Under Development(a)
		Under Development					Under Development Costs(b)
Facilities	Metropolitan Area	Colocation Space (CSF)	Office & Other	Supporting Infrastructure	Powered Shell(c)	Total	Actual to Date	Estimated Costs to Completion	Total
Westover Hills Blvd. (San Antonio)	San Antonio	7,000	—	9,000	—	16,000	$4	$15	$19
West Seventh Street (7th St.)	Cincinnati	19,000	—	8,000	—	27,000	1	8	9
Frankford Road (Carrollton)	Dallas	51,000	—	26,000	—	77,000	1	16	17
Total		77,000	—	43,000	—	120,000	$6	$39	$45

(a)	Represents NRSF at a facility for which substantial activities have commenced to prepare the space for its intended use.

(b)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

CyrusOne Inc.
Customer Diversification(a)
As of June 30, 2013
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Telecommunications (CBI)(e)	7	$21,954,981	9.3%	25.0
2	Energy	4	15,931,172	6.7%	3.7
3	Energy	2	14,405,374	6.1%	1.9
4	Research and Consulting Services	3	12,676,418	5.4%	6.0
5	Telecommunication Services	1	7,800,326	3.3%	49.2
6	Information Technology	2	7,181,800	3.0%	46.0
7	Financials	1	6,000,225	2.5%	83.0
8	Information Technology	1	4,873,542	2.1%	30.0
9	Telecommunication Services	1	4,835,608	2.0%	70.0
10	Consumer Staples	1	4,746,434	2.0%	105.9
11	Energy	2	4,731,000	2.0%	37.0
12	Energy	1	4,184,347	1.8%	15.5
13	Information Technology	1	3,919,726	1.7%	92.0
14	Information Technology	2	3,883,164	1.6%	91.7
15	Energy	3	3,853,361	1.6%	10.0
16	Consumer Discretionary	1	3,595,605	1.5%	35.2
17	Energy	1	3,471,108	1.5%	5.7
18	Consumer Discretionary	2	3,350,343	1.4%	37.0
19	Energy	1	3,258,189	1.4%	8.9
20	Information Technology	2	3,078,282	1.3%	38.6
			$137,731,005	58.2%	31.4

(a)	Includes affiliates.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2013, multiplied by 12. For the month of June 2013, our total portfolio annualized rent was $236.4 million, and customer reimbursements were $22.2 million annualized, consisting of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From July 1, 2011 through June 30, 2013, customer reimbursements under leases with separately metered power constituted between 7.2% and 9.7% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent for our total portfolio as of June 30, 2013 was $252,020,125. Our annualized effective rent was greater than our annualized rent as of June 30, 2013 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of June 30, 2013, which was approximately $236.4 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of June 30, 2013, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

(e)
Includes information for both Cincinnati Bell Technology Solutions (CBTS) and Cincinnati Bell Telephone and two customers that have contracts with CBTS. We expect the contracts for these two customers to be assigned to us, but the consents for such assignments have not yet been obtained. Excluding these customers, Cincinnati Bell Inc. and subsidiaries represented 3.0% of our annualized rent as of June 30, 2013.

CyrusOne Inc.
Lease Distribution
As of June 30, 2013
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c)	Percentage of Portfolio Leased NRSF	Annualized Rent(d)	Percentage of Annualized Rent
0-999	447	81%	81,009	6%	$36,296,617	15%
1,000-2,499	34	6%	57,471	4%	14,164,595	6%
2,500-4,999	25	5%	85,379	6%	17,445,771	7%
5,000-9,999	19	3%	134,577	10%	33,972,913	15%
10,000+	30	5%	1,024,706	74%	134,529,830	57%
Total	555	100%	1,383,142	100%	$236,409,726	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)	Represents the number of customers in our portfolio leasing data center, office and other space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2013, multiplied by 12. For the month of June 2013, customer reimbursements were $22.2 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From July 1, 2011 through June 30, 2013, customer reimbursements under leases with separately metered power constituted between 7.2% and 9.7% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2013 was $252,020,125. Our annualized effective rent was greater than our annualized rent as of June 30, 2013 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of June 30, 2013
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring	Percentage of Total NRSF	Annualized Rent(c)	Percentage of Annualized Rent	Annualized Rent at Expiration(d)	Percentage of Annualized Rent at Expiration
Available		466,063	25%
Month-to-Month	275	45,201	2%	$11,754,290	5%	$11,754,290	5%
Remainder of 2013	399	324,080	18%	71,500,815	29%	71,559,076	27%
2014	516	143,552	8%	34,602,908	15%	34,905,308	14%
2015	484	217,149	12%	34,437,895	15%	36,334,960	14%
2016	202	53,990	3%	22,671,666	10%	22,801,968	9%
2017	98	207,630	11%	26,648,870	11%	30,615,067	11%
2018	47	43,087	2%	8,814,111	4%	13,158,665	5%
2019	3	93,876	5%	4,863,256	2%	4,867,659	2%
2020	9	111,096	6%	7,229,637	3%	9,112,019	4%
2021	8	30,617	2%	4,019,520	2%	4,576,160	2%
2022	8	52,289	3%	5,895,072	2%	12,796,090	5%
2023 - Thereafter	14	60,574	3%	3,971,686	2%	4,435,430	2%
Total	2,063	1,849,204	100%	$236,409,726	100%	$256,916,692	100%

(a)
Leases that were auto-renewed prior to June 30, 2013 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2013, multiplied by 12. For the month of June 2013, customer reimbursements were $22.2 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From July 1, 2011 through June 30, 2013, customer reimbursements under leases with separately metered power constituted between 7.2% and 9.7% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2013 was $252,020,125. Our annualized effective rent was greater than our annualized rent as of June 30, 2013 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of June 30, 2013, multiplied by 12.